UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 10, 2008

OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

Ohio	000-31673	34-1903890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2375 Benden Drive Suite C
Wooster, OH 44691

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code    (330) 263-1955

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 8.01. Other Events.

In connection with the actions taken by the United States Treasury Department and the Federal Housing Finance Agency on September 7, 2008 with respect to the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac), Ohio Legacy Corp (the Company) announced today that in the third quarter 2008 it expects to record an additional non-cash other-than-temporary impairment charge to earnings for its investments in perpetual preferred securities issued by Fannie Mae and Freddie Mac. The Company’s investments in Fannie Mae and Freddie Mac are included in securities available for sale at a cost of $956,000 and $1,944,024, respectively. In the event that the Company was required to write off this entire investment, and was not able to record a tax benefit for the loss, capital levels would still exceed the minimum required to be considered well-capitalized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2008

Ohio Legacy Corp (Registrant)

/s/ D. Michael Kramer D. Michael Kramer
President and Chief Executive Officer and Acting
Chief Financial Officer